EQ Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 06/30/2016
Registrant CIK:  0001027263
FILE NUMBER: 811- 007953
 74V.      Net asset value per share (to nearest cent)
Negative answer permitted in this field.

Portfolios GROUP  Class IA   Class IB   Class K

All Asset Aggressive-Alt 25 Portfolio EQAT    11.61   11.62
All Asset Aggressive-Alt 50 Portfolio EQAT     9.12   9.13
All Asset Aggressive-Alt 75 Portfolio EQAT     8.91   8.93
All Asset Growth-Alt 20 Portfolio EQAT    18.69   18.74   18.68
All Asset Moderate Growth-Alt 15 Portfolio EQAT    10.95   10.96
ATM International Managed Volatility Portfolio EQAT     8.79
ATM Large Cap Managed Volatility Portfolio EQAT       12.91
ATM Mid Cap Managed Volatility Portfolio EQAT        7.80
ATM Small Cap Managed Volatility Portfolio EQAT       10.80
AXA 2000 Managed Volatility Portfolio EQAT      17.34   17.47
AXA 400 Managed Volatility Portfolio EQAT     20.15    20.33
AXA 500 Managed Volatility Portfolio EQAT       19.36    19.52
AXA Aggressive Strategy Portfolio EQAT     12.59
AXA Balanced Strategy Portfolio EQAT   14.13    14.15
AXA Conservative Growth Strategy Portfolio EQAT     13.49
AXA Conservative Strategy Portfolio EQAT     12.02
AXA Global Equity Managed Volatility Portfolio EQAT   14.36    14.33    14.38
AXA Growth Strategy Portfolio EQAT   15.78    15.79
AXA International Core Managed Volatility Portfolio EQAT    8.70    8.71    8.73
AXA International Managed Volatility Portfolio EQAT        11.09    11.16
AXA International Value Managed Volatility Portfolio EQAT    11.07    11.07    11.11
AXA Large Cap Core Managed Volatility Portfolio EQAT    9.28    9.28     9.29
AXA Large Cap Growth Managed Volatility Portfolio EQAT 27.47    26.84    27.50
AXA Large Cap Value Managed Volatility Portfolio EQAT    15.71    15.67    15.73
AXA Mid Cap Value Managed Volatility Portfolio EQAT   15.66    15.53    15.68
AXA Moderate Growth Strategy Portfolio EQAT    15.24
AXA Natural Resources Portfolio EQAT     7.49    7.50
AXA SmartBeta Equity Portfolio EQAT     11.16    11.17
AXA Ultra Conservative Strategy Portfolio EQAT    10.48
AXA/AB Dynamic Moderate Growth Portfolio EQAT    11.70
AXA/AB Short Duration Government Bond Portfolio EQAT     9.88   9.94
AXA/AB Small Cap Growth Portfolio EQAT   17.13    16.07   17.15
AXA/AB Dynamic Growth Portfolio EQAT     9.61
AXA/Doubleline Opportunistic Core Plus Bond Portfolio EQAT      10.11    10.12
AXA/Franklin Balanced Managed Volatility Portfolio EQAT   10.32    10.32   10.33
AXA/Franklin Small Cap Value Managed Volatility Portfolio EQAT   14.80    14.82   14.82
AXA/Franklin Templeton Allocation Managed Volatility Portfolio EQAT   10.11    10.11
AXA/Goldman Sachs Strategic Allocation Portfolio EQAT     9.96
AXA/Horizon Small Cap Value Portfolio EQAT     8.94    8.94
AXA/Invesco Strategic Allocation Portfolio EQAT     9.78
AXA/Loomis Sayles Growth Portfolio EQAT   6.41    6.44    6.42
AXA/Lord Abbett Micro Cap Portfolio EQAT     8.50    8.52
AXA/Morgan Stanley Small Cap Growth Portfolio EQAT     9.15    9.17
AXA/Mutual Large Cap Equity Managed Volatility Portfolio EQAT   12.91    12.89   12.93
AXA/Pacific Global Small Cap Value Portfolio EQAT     7.28   7.28
AXA/Templeton Global Equity Managed Volatility Portfolio EQAT   10.89    10.89   10.90
EQ/BlackRock Basic Value Equity Portfolio EQAT   20.90    20.96   20.93
EQ/Boston Advisors Equity Income Portfolio EQAT   5.77    5.80   5.78
EQ/Calvert Socially Responsible Portfolio EQAT   11.31    11.13
EQ/Capital Guardian Research Portfolio EQAT   21.60    21.63   21.58
EQ/Common Stock Index Portfolio EQAT   26.72    26.58
EQ/Convertible Securities Portfolio EQAT    9.81   9.80
EQ/Core Bond Index Portfolio EQAT    10.23   10.25   10.24
EQ/Emerging Markets Equity PLUS Portfolio EQAT     7.84    7.84
EQ/Energy ETF Portfolio EQAT    6.79    6.80
EQ/Equity 500 Index Portfolio EQAT   35.69   35.51   35.70
EQ/GAMCO Mergers and Acquisitions Portfolio EQAT    12.99   12.93   13.11
EQ/GAMCO Small Company Value Portfolio EQAT   52.12   52.21   52.18
EQ/Global Bond PLUS Portfolio EQAT   9.45    9.43   9.51
EQ/High Yield Bond Portfolio EQAT     9.49   9.49
EQ/Intermediate Government Bond Portfolio EQAT   10.55   10.48   10.56
EQ/International Equity Index Portfolio EQAT    8.07    7.95    8.08
EQ/Invesco Comstock Portfolio EQAT    13.78    13.79   13.76
EQ/JPMorgan Value Opportunities Portfolio EQAT    15.48    15.52   15.49
EQ/Large Cap Growth Index Portfolio EQAT    11.93   11.61   11.94
EQ/Large Cap Value Index Portfolio EQAT    8.22    8.20   8.20
EQ/Low Volatility Global ETF Portfolio EQAT    10.83   10.84
EQ/MFS International Growth Portfolio EQAT   6.64    6.65   6.64
EQ/Mid Cap Index Portfolio EQAT   13.95    13.76   13.96
EQ/Money Market Portfolio EQAT   1.00    1.00
EQ/Morgan Stanley Mid Cap Growth Portfolio EQAT    15.40   15.21    15.56
EQ/Oppenheimer Global Portfolio EQAT   13.54   13.53
EQ/PIMCO Global Real Return Portfolio EQAT    9.99    10.03
EQ/PIMCO Ultra Short Bond Portfolio EQAT   9.83    9.84    9.84
EQ/Quality Bond PLUS Portfolio EQAT   8.77    8.74   8.78
AXA Real Estate Portfolio EQAT  11.17 11.21
EQ/Small Company Index Portfolio EQAT   10.29   10.30   10.30
EQ/T. Rowe Price Growth Stock Portfolio EQAT   36.25   35.86   36.67
EQ/UBS Growth and Income Portfolio EQAT     8.35
EQ/Wells Fargo Omega Growth Portfolio EQAT   10.46   10.17   10.55
Multimanager Aggressive Equity Portfolio EQAT   44.91   44.09   44.83
Multimanager Core Bond Portfolio EQAT   10.05   10.07   10.05
Multimanager Mid Cap Growth Portfolio EQAT    8.38   7.96   8.51
Multimanager Mid Cap Value Portfolio EQAT    13.91   13.63   13.93
Multimanager Technology Portfolio EQAT    19.80   19.23   20.09
AXA/Legg Mason Strategic Allocation Portfolio EQAT  10.49 10.50